UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2015 (March 31, 2015)

MEDIA GENERAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-6383	46-5188184
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 E. Franklin Street Richmond, Virginia	23219
(Address of principal executive offices)	(Zip Code)

(804) 887-5000

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On March 31, 2015, Media General, Inc. (the “Company”) and one of its stockholders (the “Selling Stockholder”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with RBC Capital Markets, LLC, as representative of the underwriters named therein (the “Underwriters”). Pursuant to the Underwriting Agreement, the Selling Stockholder agreed to sell 7,820,000 shares of the Company’s voting common stock to the Underwriters (including 1,020,000 shares pursuant to the Underwriters’ option to purchase additional shares), who will resell them to the public. The Underwriting Agreement contained customary representations, warrantees and agreements of the parties. The Company and the Selling Stockholder agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, and to contribute to payments the Underwriters may be required to make because of those liabilities. The offering contemplated by the Underwriting Agreement is expected to close on April 7, 2015.

Each of the Underwriters or their affiliates have performed, and may in the future perform, commercial banking, investment banking or advisory services for the Company from time to time for which they have received customary fees and reimbursement of expenses. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business for which they may receive customary fees and reimbursement of expenses. An affiliate of RBC Capital Markets, LLC, the Royal Bank of Canada, is a lender under the Company’s credit agreement.

A copy of the Underwriting Agreement is contained in Exhibit 1.1 hereto, which exhibit is incorporated by reference into this Item 1.01. The above description is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 31, 2015, by and among Media General, Inc., that certain selling stockholder named therein and RBC Capital Markets, LLC, as representative of the several underwriters named therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2015	MEDIA GENERAL, INC.

	By:	/s/ James F. Woodward
	Name:	James F. Woodward
	Title:	Senior Vice President – Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement, dated as of March 31, 2015, by and among Media General, Inc., that certain selling stockholder named therein and RBC Capital Markets, LLC, as representative of the several underwriters named therein.